Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 1, 2019, is entered into among j2 CLOUD SERVICES, LLC, a Delaware limited liability company (the “Borrower”), (2) the several banks and other lenders from time to time parties to this Agreement (the “Lenders”) and (3) MUFG UNION BANK, N.A. (“MUB”), as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are party to that certain Credit Agreement dated as of January 7, 2019 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders made available to the Borrower a revolving loan facility in the maximum principal amount of $100,000,000 (the “Aggregate Revolving Loan Commitment”). The Borrower has requested that the Lenders increase Aggregate Revolving Loan Commitment to $150,000,000, and the Lenders have agreed, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Incorporation by Reference. The parties acknowledge the accuracy of the foregoing Recitals which are incorporated by reference herein and are made a part of this Amendment.

SECTION 2.    Amendments to Credit Agreement. Effective as of the date First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)    On the cover page of the Credit Agreement, the reference to “$100,000,000 Revolving Credit Facility” is changed to “$150,000,000 Revolving Credit Facility”.

(b)    Schedule A to the Credit Agreement is replaced with Annex A hereto.

(c)    The definition of “Asset Disposition” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Asset Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; provided that the following are not included in the definition of “Asset Disposition”:

(1) a disposition to the Borrower or a Restricted Subsidiary; provided that any such disposition by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be (i) for fair market value or (ii) treated as an Investment and otherwise made in compliance with Section 6.7;

(2) the disposition by the Borrower or any Restricted Subsidiary in the ordinary course of business of (i) cash, cash management investments and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) Liens permitted under Section 6.3 and dispositions permitted under Section 6.4, Section 6.6 or Section 6.7;

(5) leases, subleases, non-exclusive licenses or non-exclusive sublicenses, including with respect to intellectual property, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) involuntary condemnation or any similar action on assets; or

(8) the unwinding of any Hedging Agreements.

SECTION 3.    Conditions Precedent. This Amendment shall become effective (the “First Amendment Effective Date”) upon receipt by the Agent of the following conditions precedent, in each case in form and substance satisfactory to the Agent:

(a)    this Amendment, duly executed by the Borrower, the Lenders and the Agent;

(b)    a restated Fee Letter (the “Restated Fee Letter”), duly executed by the Borrower and the Agent;

(c)    a Consent and Reaffirmation in the form attached hereto as Exhibit A, duly executed by each Guarantor;

(d)    resolutions of the board of managers, or similar governing body, of the Borrower authorizing this Amendment and the Restated Fee Letter, certified by a Responsible Officer of the Borrower as of the First Amendment Effective Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect; and

(e)    payment or evidence of payment by the Borrower of the amount set forth in the Restated Fee Letter, and all costs and expenses, including fees of the Agent’s counsel to the extent required to be reimbursed pursuant to Section 9.5 of the Credit Agreement and invoiced prior to the First Amendment Effective Date.

SECTION 4.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)    Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

SECTION 5.    Representations and Warranties. The Borrower represents and warrants, for the benefit of the Lenders and the Agent, as follows: (i) the Borrower has the limited liability company power and authority, to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute, a legal, valid and binding obligation of each of the Loan Parties (to the extent such Loan Party is a party thereto) enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not (a) violate any Requirement of Law applicable to any of the Loan Parties or material Contractual Obligation of any of the Loan Parties, and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, in each case in clauses (a) and (b), except as would not reasonably be expected to have a Material Adverse Effect; (v) the representations and warranties contained in this Amendment, the Credit Agreement, each other Loan Document and each certificate or other writing delivered by the Borrower and any Subsidiary to the Agent in connection herewith or therewith are correct on and as of date hereof in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) as though made on the date hereof except (i) to the extent that such representations and warranties expressly relate to an earlier date and (ii) the representations and warranties made under Section 3.1 of the Credit Agreement shall be deemed to refer to the most recent financial statements of the Borrower furnished to the Agent pursuant to Section 5.1 of the Credit Agreement; and (vi) after giving effect to this Amendment and any borrowings made on the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without reference to its choice of law rules).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

j2 CLOUD SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Steve P. Dunn
Name:	Steve P. Dunn
Title:	Chief Accounting Officer

[signatures continue on next page]

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First Amendment to Credit Agreement

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MUFG UNION BANK, N.A., as Agent

By:	/s/ Westley White
Name:	Westley White
Title:	Director

MUFG UNION BANK, N.A., as Lender, Issuing Bank and Swing Line Lender

By:	/s/ Westley White
Name:	Westley White
Title:	Director

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First Amendment to Credit Agreement